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                                                                EXHIBIT 99.1


                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that Michael E. Herbert of Physicians Health Services hereby constitutes and appoints Regina M. Campbell, Michael E. Herbert and Ellen C. Ciampi, each of Physicians Health Services, Inc. 120 Hawley Lane, Trumbull, Connecticut 06611 his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all forms required to be filed with the Securities and Exchange Act of 1934, as amended and all rules and regulations promulgated thereunder, in connection with the holdings by the undersigned in Physicians Health Services, Inc. and to file same, with any other documents necessary or required in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of January, 1994.

                                        /s/ Michael E. Herbert
                                        ----------------------------

STATE OF CONNECTICUT    )
                        )               SS:
COUNTY OF FAIRFIELD     )

        On this 24th day of January, 1994, before me Regina M. Campbell, the undersigned officer, personally appeared Michael E. Herbert known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same for the purposes therein contained.


                                        /s/Regina M. Campbell
                                        -------------------------
                                        Commissioner of the Superior Court